EXHIBIT 10.3

CUSTODY AGREEMENT

TABLE OF CONTENTS

1	Intention of the Parties; Definitions		3
	1.1	Intention of the Parties	3
	1.2	Definitions; Interpretation	3

2	What the Custodian is Required to Do		7
	2.1	Set Up Accounts	7
	2.2	Cash Accounts	8
	2.3	Segregation of Assets; Nominee Name	8
	2.4	Statements of Account	9
	2.5	Access to the Custodian's Records	9
	2.6	Notification	10

3	Instructions		10
	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	10
	3.2	Verification and Security Procedures	11
	3.3	Instructions Contrary to Law/Market Practice	11
	3.4	Cut-Off Times	11
	3.5	Electronic Access	11

4	Fees, Expenses and Other Amounts Owing to the Custodian		11
	4.1	Fees and Expenses	12
	4.2	Overdrafts	12
	4.3	The Custodian's Right Over Securities; Set-off	13

5	Securities Depositories		13
	5.1	Use of Securities Depositories	13

6	Additional Provisions		14
	6.1	Representations of the Trust, the Sponsor and the Custodian	14
	6.2	The Customer is Liable to the Custodian Even if it is Acting for Another Person	15

7	When the Custodian is Liable to the Customer		15
	7.1	Standard of Care; Liability	15
	7.2	Force Majeure	16
	7.3	The Custodian May Consult With Counsel	17
	7.4	The Custodian Provides Diverse Financial Services and May Generate Profits as a Result	17
	7.5	Assets Held Outside the Custodian's Control	17
	7.6	Ancillary Services	17

8	Termination		18
	8.1	Term and Termination	18

	8.2	Other Grounds for Termination	18
	8.3	Consequences of Termination	19
	8.4	Exit Procedure	19

9	Miscellaneous		19
	9.1	Notifications	19
	9.2	Successors and Assigns	20
	9.3	Entire Agreement	20
	9.4	Insurance	20
	9.5	USA PATRIOT Act Disclosure	21
	9.6	Governing Law and Jurisdiction	21
	9.7	Severability; Waiver; and Survival	21
	9.8	Confidentiality	22
	9.9	Liabilities of the Sponsor	23
	9.1	Counterparts	23
	9.11	No Third Party Beneficiaries	23

SCHEDULE 1 Master Terms Addendum			25
ANNEX A Electronic Access			26

CUSTODY AGREEMENT

This Custody Agreement, dated [●], 2011, is among JPM XF Physical Copper Trust, a Delaware statutory trust (the “Trust”), J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company (the “Sponsor”), and JPMorgan Chase Bank, N.A., a national banking association (the “Custodian”).

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)	This Agreement sets out the terms on which the Custodian will be providing custodial and other associated services to the Sponsor and the Trust.

(b)	Each of the Sponsor and the Trust acknowledges that the Custodian is not providing any legal, tax or investment advice in providing the services under this Agreement.

(c)
The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement. Other services are subject to separate terms and conditions, which the Custodian will make available to the Customer upon request.

1.2	Definitions; Interpretation

(a)	As used herein, the following terms have the meaning hereinafter stated.

“Account” means a Cash Account or a Securities Account.

“Affiliate(s)” means, with respect to any person, any other person controlling, controlled by, or under common control with such person.

“Agency Agreement” means the Agency Services Agreement among the Custodian, the Trust and the Sponsor, dated as of [●], 2011, as amended or restated from time to time.

“Agreement” means this Custody Agreement, including the schedules, exhibits and appendices hereto, in each case as amended from time to time in accordance with the terms hereof.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means, as applicable, an Authorized Person of the Trust or an Authorized Person of the Sponsor.

“Authorized Person of the Sponsor” means any person who has been designated by written notice from the Sponsor in the form as provided by the Custodian (or by written notice in the form as provided by the Custodian from any agent designated by the Sponsor) to act on its behalf under this Agreement.  Such persons will continue to be Authorized Persons of the Sponsor until such time as the Custodian receives, and has had reasonable time to act upon, Instructions from the Sponsor that any such person is no longer an Authorized Person of the Sponsor.

“Authorized Person of the Trust” means any person who has been designated by written notice from the Trust in the form as provided by the Custodian (or by written notice in the form as provided by the Custodian from any agent designated by the Trust to act on its behalf)  under this Agreement. Such persons will continue to be Authorized Persons of the Trust until such time as the Custodian receives, and has had reasonable time to act upon, Instructions from the Trust that any such person is no longer an Authorized Person of the Trust.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non-public information concerning the Trust or the Sponsor that the Custodian receives in the course of providing services under this Agreement; provided that Confidential Information shall not include information which is or becomes available to the general public by means other than the Custodian’s breach of the terms of this Agreement or information that the Custodian obtains on a non-confidential basis from a person who is not known to the Custodian to be subject to any obligation of confidence to any person with respect to that information.

“Custodian” has the meaning given in the Preamble of this Agreement.

“Custodian Indemnitees” means the Custodian and its Affiliates, and their respective nominees, directors, officers, employees and agents.

“Customer” means, as context requires, the Sponsor (acting on its own behalf, or on behalf of or for the benefit of the Trust) or the Trust.

“Damages” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on the Custodian’s income), or expenses of any kind whatsoever (including, without limitation, reasonable fees and disbursements of attorneys, accountants, consultants or experts).

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate or a Securities Entitlement.  “Financial Asset” does not include cash.

“Initial Term” has the meaning given in Section 8.1.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which the Custodian believes in good faith to have been given by an Authorized Person.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on the Custodian’s income), or any reasonable, related expenses of any kind whatsoever (including, without limitation, reasonable external attorneys’ fees and disbursements). Notwithstanding anything to the contrary, the parties mutually agree that a Liability of the Trust shall not be created, unless and until the Custodian has invoiced the Sponsor for such Liability.

“Master Terms Addendum” means the Master Terms Addendum attached hereto as Schedule 1, as amended from time to time in accordance with its terms.

“Renewal Term” has the meaning given in Section 8.1.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to the Custodian for the Securities Account.

“Securities Account” means each Securities custody account on the Custodian’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means the Custodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means any commercially reasonable security procedure to be followed (i) by the Trust or the Sponsor, as applicable, upon the issuance of an Instruction by the Custodian or (ii) by the Custodian upon the receipt of an Instruction from the Trust or the Sponsor, as applicable, so as to enable the Custodian to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time with respect to the services to be provided pursuant to this Agreement, or as otherwise agreed in writing by the parties.  A Security Procedure may involve, without limitation, the use of algorithms, codes, passwords, encryption or telephone call-backs.  Each of the Custodian, the Trust and the Sponsor acknowledge that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions.  For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Sponsor” has the meaning given in the Preamble of this Agreement.

“Trust” has the meaning given in the Preamble of this Agreement.

“Trust Indemnitees” means the Trust, the Sponsor and their respective affiliates and their respective nominees, directors, officers, employees and agents.

“Trust Servicing Agreement” means the Trust Servicing Agreement among the Custodian, the Trust and the Sponsor, dated as of [●], 2011, as amended or restated from time to time.

(b)	Headings are for reference and convenience only and are not intended to affect interpretation.

(c)
References to Articles and Sections are to Articles and Sections of this Agreement or of the applicable schedule, exhibit, annex or appendix, as context requires, and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(d)
Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; and use of the term “including” shall be deemed to mean “including but not limited to.”

2.	What the Custodian is Required to Do

2.1	Set Up Accounts

(a)	In connection with and in furtherance of the duties, responsibilities, obligations and services of the Custodian pursuant to the Master Terms Addendum, the Custodian will establish and maintain:

(i)	one or more Securities Accounts for Financial Assets, which may be held by the Custodian or a Securities Depository for the Custodian on behalf of the Customer, including as an Entitlement Holder; and

(ii)	one or more accounts for any and all cash received by or on behalf of the Custodian for the account of the Customer (“Cash Account”).

(b)	At the request of the Customer following consultation with the Custodian, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(c)	The Custodian’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon the Custodian receiving such additional documentation as the Custodian may require, including the following:

(i)	a certified copy of the Customer’s constitutional documents as currently in force; and

(ii)	evidence reasonably satisfactory to the Custodian of the due authorization and execution of this Agreement by the Customer.

(d)
The Custodian hereby acknowledges and agrees that (i) J.P. Morgan Chase Bank, N.A., has entered or will enter into the Agency Agreement and the Trust Servicing Agreement with the Trust and the Sponsor, (ii) the Master Terms Addendum attached hereto as Schedule 1 shall also be a schedule to, and comprise a part of, the Agency Agreement and the Trust Servicing Agreement, and (iii) upon the effectiveness of this Agreement, the Agency Agreement and the Trust Servicing Agreement, J.P. Morgan Chase Bank, N.A., shall perform all duties, responsibilities, obligations and services that such Master Terms Addendum states are to be provided by the “Administrative Agent”, without regard to whether such services are being provided pursuant to this Agreement, the Agency Agreement or the Trust Servicing Agreement.

(e)	The Custodian reserves the right to reverse any transactions that were credited to the Accounts due to mis-postings and other similar causes.

2.2	Cash Accounts

(a)
Any amount standing to the credit of a Cash Account is a debt due from the Custodian, as banker, to the Customer.  Except as otherwise provided in Instructions acceptable to the Custodian, all cash held in a Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at the Custodian.

(b)
Any amounts credited by the Custodian to a Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if the Custodian does not receive final payment in a timely manner.  The Custodian will notify the Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)
The Custodian will identify in its books that Financial Assets credited to the Customer’s Securities Account belong to the Customer (except as otherwise may be agreed by the Custodian and the Customer).

(b)	The Custodian is authorized, in its discretion:

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to the Custodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with the Custodian; and

(iv)	to register in the name of the Customer, the Custodian, a Securities Depository, or any of their respective nominees, such Financial Assets as are customarily held in registered form.

2.4	Statements of Account

(a)
The Custodian will provide the Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account.  Statements of account may be delivered electronically or made available securely through the Internet and are deemed delivered when sent electronically or made available securely through the Internet.  The Customer (or its agent) will review a statement of account and give the Custodian written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after a statement of account is sent or made available to the Customer, as the case may be.

(b)
The Customer acknowledges that information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes.  The Custodian will not be liable for any loss or damage arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.5	Access to the Custodian’s Records

(a)
The Custodian will allow the Customer’s auditors and independent public accountants such reasonable access to the records of the Custodian relating to the Accounts as is required in connection with their examination of books and records pertaining to the Customer’s affairs.

(b)
The Custodian will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of the Custodian relating to the Accounts.  The Custodian may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. The Customer shall reimburse the Custodian for the reasonable cost of copying, collating and researching archived information.

2.6	Notification

If the Customer has agreed to access information concerning the Accounts through the Custodian’s website, the Custodian may make any notifications required under this Agreement by posting it on the website.

3.	Instructions

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)
Each of the Trust and the Sponsor hereby authorizes the Custodian to accept, rely upon and act upon any Instructions received by it without inquiry.  The Trust shall indemnify the Custodian Indemnitees against, and hold each of them harmless from, any Damages that may be imposed on, incurred by, or asserted against the Custodian Indemnitees as a result of any action taken or omitted to be taken in accordance with any Instruction unless the Damages result from an act of negligence, fraud or willful misconduct on the part of the Custodian Indemnitees with respect to the manner in which such Instructions are followed.

(b)
To the extent possible, instructions to the Custodian shall be sent via electronic instruction or trade information system acceptable to the Custodian or via facsimile transmission.  Where reasonably practicable, the Customer will use automated and electronic methods of sending Instructions.

(c)
The Custodian shall promptly notify an Authorized Person if an Instruction does not contain all information reasonably necessary for the Custodian to carry out the Instruction.  The Custodian may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  The Custodian will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2	Verification and Security Procedures

(a)
The Custodian, the Trust and the Sponsor shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Each of the Custodian, the Trust and the Sponsor may record any telephone communications.

3.3	Instructions Contrary to Law/Market Practice

The Custodian need not act upon Instructions that it reasonably believes to be contrary to Applicable Law or market practice, provided that in any such case, the Custodian shall notify the Trust and the Sponsor as soon as practicable.  For the avoidance of doubt, notwithstanding the foregoing, the Custodian will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4	Cut-Off Times

The Custodian has established cut-off times for receipt of Instructions.  The Custodian has provided information regarding such cut-off times to the Trust and the Sponsor and will notify the Trust and the Sponsor promptly of any changes thereto.  If the Custodian receives an Instruction after its established cut-off time, the Custodian will attempt to act upon the Instruction on the day requested if the Custodian deems it practicable to do so or otherwise as soon as practicable after that day.  For the avoidance of doubt, nothing contained in this Section 3.4 shall be deemed to restrict or limit the obligations of J.P. Morgan Chase Bank, N.A. as Administrative Agent under the Master Terms Addendum.

3.5	Electronic Access

Access by the Trust and the Sponsor to certain applications or products of the Custodian, via the Custodian’s website or otherwise, shall be governed by this Agreement, including the terms and conditions set forth in Annex A.

4.	Fees, Expenses and Other Amounts Owing to the Custodian

4.1	Fees and Expenses

(a)	The Sponsor shall pay the Custodian a fee for its services on behalf of the Trust and the Sponsor, in the amount and in the manner agreed to between the Sponsor and the Custodian from time to time.

(b)
The Trust shall be responsible for the payment of all the reasonable disbursements of the Custodian in connection with governmental or similar fees, charges, taxes, duties and imposts levied in or by any relevant authority in the United States on or in respect of the Trust that are incurred by the Custodian.  The Trust shall reimburse the Custodian for any of the foregoing and for all reasonable out-of-pocket expenses, including, but not limited to, legal fees and taxes, if any, charged directly or indirectly by governmental authorities.

(c)
Invoices will be payable within thirty (30) days of the date of the invoice.  If the Trust or the Sponsor disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute.  Without prejudice to the Custodian’s other rights, the Custodian reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as the Custodian customarily charges for similar overdue amounts.

4.2	Overdrafts

If a debit to the Cash Account results in a debit balance, then the Custodian may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If the Custodian elects to make such an advance, the advance will be deemed a loan to the Customer, payable on demand, bearing interest at the applicable rate charged by the Custodian from time to time for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which the Custodian makes similar overdrafts available from time to time.  No prior action or course of dealing on the Custodian’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against the Custodian for the Custodian’s refusal to make advances to the Cash Account or to settle any transaction for which the Customer does not have sufficient available funds in the Account.  The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time.

4.3	The Custodian’s Right Over Securities; Set-off

(a)
Without prejudice to the Custodian’s rights under Applicable Law, the Custodian and its Affiliates shall have, and the Customer  grants to the Custodian a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all Liabilities outstanding from time to time (whether actual or contingent) of the Customer to the Custodian or any of its Affiliates, and the Custodian shall be entitled without notice to the Customer, to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities.  For this purpose, the Custodian may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)
Without prejudice to the Custodian’s rights under Applicable Law, the Custodian may set off against any Liabilities of the Customer to the Custodian or any of its Affiliates any amount in any currency standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any the Custodian branch or office or with any Affiliate of the Custodian.  For this purpose, the Custodian shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

5.	Securities Depositories

5.1	Use of Securities Depositories

(a)
The Custodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and the Customer will provide the Custodian with such documentation or acknowledgements that the Custodian may require to hold the Financial Assets in such Securities Depository.

(b)
The Custodian is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event the Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, the Custodian will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but the Custodian will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

6.	Additional Provisions

6.1	Representations of the Trust, the Sponsor and the Custodian

(a)
The Trust represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use the Custodian as its custodian in accordance with the terms of this Agreement and grant a lien over Financial Assets as contemplated by Section 4.3, (ii) assuming due execution and delivery of this Agreement by the Custodian and the Sponsor, this Agreement is the Trust’s legal, valid and binding obligation, enforceable against the Trust in accordance with its terms, (iii) it has full power and authority to enter into and has taken all necessary action to authorize the execution of this Agreement, (iv) it has not relied on any oral or written representation made by the Custodian or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of the Custodian hereunder, (v) it is a resident of the United States and shall notify the Custodian of any changes in residency and (vi) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and the Trust undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash.

(b)
The Sponsor represents and warrants that (i) assuming due execution and delivery of this Agreement by the Custodian and the Trust, this Agreement is the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary action to authorize the execution of this Agreement, (iii) it has not relied on any oral or written representation made by the Custodian or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of the Custodian hereunder, and (iv) it is a resident of the United States and shall notify the Custodian of any changes in residency.

(c)
The Custodian represents and warrants that (i) assuming due execution and delivery of this Agreement by the Trust and the Sponsor, this Agreement is the Custodian’s legal, valid and binding obligation, enforceable against the Custodian in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary action to authorize the execution of this Agreement, and (iii) it has not relied on any oral or written representation made by the Trust or the Sponsor or any person on the Trust’s or the Sponsor’s behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of the Trust and the Sponsor hereunder.

(d)
The Custodian may rely upon the certification of such other facts as may be required to administer the Custodian’s obligations under this Agreement and the Customer shall indemnify the Custodian against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

6.2	The Customer is Liable to the Custodian Even if it is Acting for Another Person

If the Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash or Financial Asset, the Custodian nevertheless will treat the Customer as its principal for all purposes under this Agreement.  In this regard, the Customer will be liable to the Custodian as a principal in respect of any transactions relating to the Account.  The foregoing will not affect any rights the Custodian might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

7.	When the Custodian is Liable to the Customer

7.1	Standard of Care; Liability

(a)
The Custodian will use reasonable care in performing its obligations under this Agreement.  The Custodian will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)
The Custodian will be liable to the Trust for Damages of the Trust Indemnitees to the extent such Damages result from the Custodian’s negligence, fraud or willful misconduct in performing its duties as set out in this Agreement.  Nevertheless, under no circumstances will the Custodian be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form incurred by any person or entity, whether or not foreseeable and regardless of (i) the type of action in which such a claim may be brought, (ii) the Custodian’s performance under this Agreement, or (iii) the Custodian’s role as a service provider to the Trust.

(c)
The Trust will indemnify the Custodian Indemnitees against, and hold them harmless from, any Damages that may be imposed on, incurred by or asserted against any of the Custodian Indemnitees in connection with or arising out of (i) the Custodian’s performance under this Agreement, provided that the Custodian Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Damages in question or (ii) any Custodian Indemnitees’ status as a holder of record of the Customer’s Financial Assets.

(d)	Without limiting Subsections 7.1(a), (b) or (c), the Trust and the Sponsor agree that the Custodian provides no service in relation to, and therefore has no duty or responsibility to:

(i)	question Instructions or make any suggestions to the the Trust, the Sponsor or any Authorized Person regarding such Instructions;

(ii)	supervise or make recommendations with respect to investments or the retention of Financial Assets; and

(iii)
evaluate or report to the Trust, the Sponsor or any Authorized Person regarding the financial condition of any broker, agent or other party to which the Custodian is instructed to deliver Financial Assets or cash.

For the avoidance of doubt, nothing contained in this Section 7.1(d) shall be deemed to restrict or limit the obligations of J.P. Morgan Chase Bank, N.A. as Administrative Agent under the Master Terms Addendum.

7.2	Force Majeure

The Custodian will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global business that it determines from time to time meet reasonable commercial standards.  However, to the extent permitted by Applicable Law, the Custodian will have no liability for any damage, loss, expense or liability of any nature that the Trust or the Sponsor may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of the Custodian or its employees or that results from their failure to comply with applicable Security Procedures), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the negligence of the Custodian or its employees), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of the Custodian.

7.3	The Custodian May Consult With Counsel

The Custodian will be entitled to rely on, and may act upon the advice of, professional legal counsel and accountants (who may also be advisors to the Trust or the Sponsor) in relation to matters of law, regulation or market practice, and shall not be liable to Trust under this Agreement for any action taken or omitted pursuant to such advice, provided that the Custodian has acted in good faith and with reasonable care.

7.4	The Custodian Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes the Custodian to act under this Agreement notwithstanding that: (a) the Custodian or any of its divisions, branches or its Affiliates may have a material interest in transactions entered into by the Customer with respect to the Accounts or that circumstances are such that the Custodian may have a potential conflict of duty or interest, including the fact that the Custodian or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) the Custodian or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer.  The Custodian is not under any duty to disclose any such information. Notwithstanding the foregoing, nothing contained in this Section 7.4 shall be deemed to restrict or limit the obligations of J.P. Morgan Chase Bank, N.A. as Administrative Agent under the Master Terms Addendum.

7.5	Assets Held Outside the Custodian’s Control

The Custodian will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by the Custodian or (b) register or record Financial Assets in the name of any person not agreed to by the Custodian.  Furthermore, the Custodian will not be obliged to register or record on the Custodian’s records Financial Assets held outside the Custodian’s control.  If, however, the Customer makes any such request and the Custodian agrees to the request, the consequences of doing so will be at the Customer’s own risk.  The Custodian shall not be liable for any losses incurred as a result.

7.6	Ancillary Services

The Custodian may use third party delivery services and providers of information regarding matters such as pricing and use local agents to provide extraordinary services.  Although the Custodian will use reasonable care in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

8.	Termination

8.1	Term and Termination

(a)
This Agreement shall become effective with as of date first above written, shall continue until five years from such date (the “Initial Term”), and shall renew automatically thereafter for successive one-year periods (each, a “Renewal Term”).

(b)	This Agreement may be terminated by the Sponsor or the Trust:

(i)	upon at least one hundred eighty (180) days’ prior written notice to the Custodian as of the end of the Initial Term or any Renewal Term;

(ii)
upon at least ninety (90) days’ (or if impracticable, such shorter period as the Sponsor or the Trust deems reasonable) prior written notice to the Custodian, during or after the dissolution, liquidation, winding up or termination of the Trust; or

(iii)	upon at least ninety (90) days’ prior written notice to the Custodian if the Trust fails to be listed and traded successfully on the relevant exchange.

(c)	This Agreement may be terminated by the Custodian as of the end of the Initial Term or any Renewal Term upon at least one hundred eighty (180) days’ prior written notice to the Sponsor and the Trust.

8.2	Other Grounds for Termination.

Any of the Sponsor, the Trust or the Custodian may terminate this Agreement immediately upon written notice to the each other party following the occurrence of any of the following:

(a)
any other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(b)
the withdrawal, cancellation or similar action by a federal, state or other governmental, regulatory or self-regulatory authority of any registration, authorization or license necessary for the conduct of any other party’s business; and

(c)
any other party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within 90 days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

8.3	Consequences of Termination.

Any termination of this Agreement under the provisions of this Article 8 shall be without prejudice to the performance of any party’s obligations under this Agreement with respect to all outstanding transactions at the date of termination.

8.4	Exit Procedure

The Customer will provide the Custodian full details of the persons to whom the Custodian must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement.  If the Customer fails to provide such details in a timely manner, the Custodian shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but the Custodian may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that the Custodian is unwilling to assume any related credit risk.  The Custodian will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, the Custodian will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  The Customer will reimburse the Custodian promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination.  Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.	Miscellaneous

9.1	Notifications

Notices required under this Agreement (other than Instructions) shall be sent or served by registered mail, overnight delivery services (such as Federal Express (FedEx) or United Parcel Service (UPS)), courier services or hand delivery to the address of the applicable party:

If to the Custodian, at:

JPMorgan Chase Bank, N.A.
4 New York Plaza, 17th Floor
New York, NY  10004
Attn:  Adrian Dmytrenko
Telephone:  212-623-8630
Fax:  212-623-3164

If to the Trust, at:

If to the Sponsor, at:

Each of the foregoing addresses shall be effective unless and until notice of a new address is given by the applicable party to the other parties in writing. Notice will not be deemed to be given unless it has been received.

9.2	Successors and Assigns

This Agreement will be binding on each of the parties hereto and their respective successors and permitted assigns, but the parties agree that no party can assign its rights and obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided that the Custodian may assign this Agreement without the Trust’s or the Sponsor’s consent to (a) any Affiliate or subsidiary of the Custodian or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of the Custodian’s custody business.

9.3	Entire Agreement

This Agreement, the Agency Agreement and the Trust Servicing Agreement set out the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede any other agreements, statements, or representations, whether oral or written.  Amendments must be in writing and signed by all parties.

9.4	Insurance

The Trust and the Sponsor acknowledge that the Custodian will not be required to maintain any insurance coverage specifically for the benefit of the Trust or the Sponsor.  The Custodian will, however, provide summary information of its own general insurance coverage to the Trust and the Sponsor upon written request.

9.5	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Custodian to implement reasonable procedures to verify the identity of any person that opens a new Account with it.  Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and the Custodian’s identity verification procedures require the Custodian to obtain information which may be used to confirm the Customer’s identity, including without limitation the Customer’s name, address and organizational documents.  The Customer may also be asked to provide information about its financial status, such as its current audited and unaudited financial statements.  The Customer agrees to provide the Custodian with, and consents to the Custodian obtaining from third parties, any such identifying and financial information required as a condition of opening an account with or using any service provided by the Custodian.

9.6	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 9.6 shall be deemed effective service of process on such party.

9.7	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of any party in exercising any power or right under this Agreement operates as a waiver of such power or right, nor does any single or partial exercise of any power or right preclude any other or further exercise of such right or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party or parties against whom the waiver is to be enforced.

(c)	Article 4, Article 7, Sections 8.4, 9.6, 9.7 and 9.8 shall survive any termination of this Agreement.

9.8	Confidentiality

(a)
Subject to Section 9.8(b), the Custodian will hold in confidence all Confidential Information of the Sponsor and the Trust.  The Custodian will not disclose any Confidential Information except (i) with the consent of the Sponsor or the Trust, (ii) as required by Applicable Law or (iii) to its or any of its Affiliates’ regulatory examiners.

(b)	Each of the Trust and the Sponsor hereby authorizes the Custodian to disclose Confidential Information to:

(i)
any subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that the Custodian believes it is reasonably required in connection with the Custodian’s provision of relevant services under this Agreement;

(ii)
the Custodian’s professional advisors, auditors or public accountants, provided that such persons are advised of the confidential nature of the Confidential Information and agree to hold such information in confidence; and

(iii)	any Affiliates of the Custodian.

(c)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.  The Custodian acknowledges that the Sponsor and the Trust intend to file this Agreement as an exhibit to the Trust’s Registration Statement and agrees that such filing shall not constitute a violation of this Section 9.8.

9.9	Liabilities of the Sponsor

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it, (b) the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

9.10	Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and which together will constitute one and the same agreement.

9.11	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

JPM XF PHYSICAL COPPER TRUST By: J.P. MORGAN COMMODITY ETF SERVICES LLC, as Sponsor	J.P. MORGAN COMMODITY ETF SERVICES LLC
By:___________________________________ Name: Title: Date:	By:___________________________________ Name: Title: Date:
JPMORGAN CHASE BANK, N.A.
By:___________________________________ Name: Title: Date:

SCHEDULE 1

Master Terms Addendum

ANNEX A

Electronic Access

1.
The Custodian shall permit the Trust, the Sponsor and the Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  The Custodian reserves the right to modify this Annex A and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Trust and the Sponsor.  The Custodian shall use reasonable efforts to give the Trust and the Sponsor reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Trust and the Sponsor if the Custodian determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.
In consideration of the fees paid to the Custodian and subject to any applicable software license addendum in relation to software owned or sublicensed to the Custodian provided for a particular application, the Custodian grants to the Trust and the Sponsor, and, where applicable, the Authorized Persons, on the terms of this Annex A – a non-exclusive license to use the Products and the information and data made available to the Trust and the Sponsor through the Products (the “Data”) for the sole use of the Trust and the Sponsor.  The Trust and the Sponsor may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.
The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by the Custodian’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Annex A, the provisions of this Annex A shall prevail.

4.
The Trust and the Sponsor acknowledge that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and the Trust and the Sponsor hereby expressly assume such risks.  The Trust and the Sponsor shall make their own independent assessment of the adequacy of the Internet and of the security procedures made available by the Custodian.  The Trust and the Sponsor acknowledge and agree that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Trust and the Sponsor, as applicable, and the Custodian disclaims all risks related thereto, notwithstanding that the Custodian may recommend certain security and/or communication software packages.  All such software must be interoperable with the Custodian’s software.  Each of the Trust, the Sponsor and the Custodian shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.
In cases where the Custodian’s web site is unexpectedly down or otherwise unavailable, the Custodian shall provide other appropriate means for the Trust, the Sponsor and the Authorized Persons to instruct the Custodian or obtain reports from the Custodian.  Provided that the Custodian reasonably provides such other means, the Custodian shall not be liable for any Damages arising out of inability to instruct or communicate using the Custodian’s web site in the absence of the Custodian’s gross negligence or willful misconduct.

6.
The Trust and the Sponsor shall use (and cause their respective Affiliates, Authorized Persons, and other agents to use) appropriate and up-to-date products that are commercially available to protect their respective systems and associated files and Data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties.

7.
The Trust and the Sponsor shall promptly and accurately designate in writing to the Custodian the geographic location of their respective users from time to time.  Each of the Trust and the Sponsor further represents and warrants to the Custodian that it shall not access the service from any jurisdiction which the Custodian informs such party that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on its behalf, the Trust or the Sponsor, as applicable, shall obtain from each individual referred to in such document all necessary consents to enable the Custodian to process the Data set out therein for the purposes of providing the Products.

8.	Each of the Trust and the Sponsor shall be responsible for the compliance of its Authorized Persons with the terms of this Annex A.